Exhibit 4


                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT


          This Amendment No. 2 (this "Amendment") to the Rights Agreement (the "Rights Agreement") dated as of July 29, 1998, as amended on March 17, 1999, between Bethlehem Steel Corporation, a Delaware corporation (the "Company") and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), is entered into between the Company and the Rights Agent as of December 30, 1999.

          WHEREAS the Company has duly authorized the execution and delivery of this Amendment and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27 of the Rights Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. Defined Terms. Terms defined in the Rights Agreement and used and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

          2. Amendment of Section 1. Section 1 of the Rights Agreement is amended to add the following sentence at the end of Section 1(a) thereof:

          "In addition to the foregoing, the term "Acquiring Person" shall include any Person who has filed or shall file a Notification and Report Form under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 in connection with a purchase of shares of Common Stock and who, together with all Affiliates and Associates of such Person, is as of the date of the adoption of this sentence, or hereafter shall be or become, the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding; provided, however, that the provisions of this sentence shall not apply to (i) any Person who, together with all Affiliates and Associates of such Person, on the date hereof or prior to the first public announcement of the adoption of this sentence, Beneficially Owns 5% or more of the shares of Common Stock outstanding, unless and until such Person or its Affiliates and Associates shall after the first public announcement of the adoption of this sentence become the Beneficial Owner of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding (unless, upon becoming the Beneficial Owner of such additional 1% or more of the shares of Common Stock then outstanding, such Person, together with all Affiliates and Associates of such Person, is not the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding) or (ii) any Person who becomes the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the Beneficial Owner of 5% or more of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common Stock representing 1% or more of the shares of Common Stock then outstanding."

          3. Effectiveness. This Amendment shall be deemed effective as of December 30, 1999, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.


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          4. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


Attest:                                 BETHLEHEM STEEL CORPORATION,

          /s/                             by  /s/  G. L.  Millenbruch
-------------------------                     -------------------------------
Title:   Assistant                            Name:  G. L. Millenbruch
         Secretary                            Title: Vice Chairman & CFO

Attest:                                 FIRST CHICAGO TRUST COMPANY OF
                                        NEW YORK,

         /s/                              by  /s/  Charles D. Keryc
-------------------------                     -------------------------------
Title:   Assistant Vice                       Name:  Charles D. Keryc
         President                            Title: Vice President